Exhibit 99.1

ChromaDex Reports First Quarter 2017 Financial Results

- Changes in Q1 and new investor set the foundation for success with NIAGEN® -

IRVINE, Calif., May 11, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients, that creates science-based solutions to dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today the financial results for the quarter ended April 1, 2017.

“I am very excited about the changes we have made the past few months,” commented Frank Jaksch, Jr., CEO and co-founder of ChromaDex. “As the science and research continues to validate the effectiveness of NIAGEN®, we are setting the foundation to take full advantage of this extraordinary ingredient opportunity.”

“We fully recognize the value of NIAGEN® and its vital impact on energy metabolism and aging,” said Rob Fried, President and Chief Strategy Officer of ChromaDex. “This is an exciting time for ChromaDex as we focus our strategy on bringing NIAGEN® and our NAD+ precursor platform to market.”

Results of operations for the three months ended April 1, 2017

For the three months ended April 1, 2017 (“Q1 2017”), ChromaDex reported net sales of $4.4 million, a decrease of 39% as compared to $7.3 million for the three months ended April 2, 2016 (“Q1 2016”), largely due to decreased sales in its ingredients business segment, as a result of dropping our largest customer for fiscal year 2016. The ingredients segment generated net sales of $2.1 million for Q1 2017, a decrease of 55%, compared to $4.6 million for Q1 2016.

The core standards and services segment posted a 13% decline in net sales to $2.4 million for Q1 2017, compared to $2.7 million for Q1 2016. Since the year ended December 31, 2016, ChromaDex has made operational changes to merge its scientific and regulatory consulting segment into the core standards and services segment.

The net loss attributable to common stock holders for Q1 2017 was $1.9 million or ($0.05) per share as compared to a net income of $0.3 million or $0.01 per share for Q1 2016. Adjusted EBITDA, a non-GAAP measure, was ($1.4 million) for Q1 2017, compared to adjusted EBITDA of $0.9 million for Q1 2016. The Basic and Diluted Adjusted EBITDA per share for Q1 2017 was ($0.04) versus $0.02 for Q1 2016.

Recent Company highlights include:

●
In April 2017, the Company announced that it entered into a securities purchase agreement, pursuant to which the Company sold $3.5 million of its common stock, with the possibility of selling up to an additional $21.5 million of its common stock in future tranches, in a private placement led by Hong Kong business leader Mr. Li Ka-shing with Horizons Ventures.

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In March 2017, the Company acquired all the outstanding equity interests of Healthspan Research, LLC and its only product TRUNIAGEN. The product is a standalone nicotinamide riboside NIAGEN® supplement currently being sold direct-to-consumer (“DTC”) in the US through the website www.truniagen.com.

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In March 2017, Robert Fried, a member of the Company’s board of directors since July 2015, was appointed President and Chief Strategy Officer for ChromaDex.

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In March 2017, the Company announced that Steven D. Rubin, J.D. joined the Company's board of directors. Mr. Rubin has served as OPKO Health’s Executive Vice President – Administration since May 2007 and a director since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm.

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In February 2017, the Company announced that University of Iowa researchers published a study in the prestigious Journal of the International Association for the Study of Pain (“PAIN”) showing that NIAGEN® nicotinamide riboside ameliorates chemotherapy-induced peripheral neuropathy (“CIPN”) in an animal model. Results from this study suggest that nicotinamide riboside may be an effective therapy in relieving CIPN in humans.

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In January 2017, the Company opened a new state-of-the-art research and development center in Longmont, Colorado. The 10,000-square-foot research and development center is an important milestone for ChromaDex to continue its global leadership in the identification and development of NAD+ metabolites.

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In December 2016, the Company terminated the purchase agreements of one of its former customers and filed suit to collect payment owed under the agreements.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thursday, May 11, at 4:30 p.m. ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

U.S. Toll-Free Number:	(866) 327-8118
International Dial-In Number:	(678) 509-7526
Conference ID:	18237041
Webcast link:	http://edge.media-server.com/m/p/t8in2vhy/lan/en

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended including statements related to financial results, financial representations, statements related to the anticipated proceeds to be received in the private placement, success of Horizons Ventures’ investments, Horizons Ventures’ ability to support future ChromaDex developments in the global marketplace, the innovative qualities of NIAGEN®, results of the NIAGEN® studies and their significance, whether nicotinamide riboside may be an effective therapy in relieving CIPN in humans and the anti-aging capabilities of nicotinamide riboside. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

END
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ChromaDex Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Month Periods Ended April 1, 2017 and April 2, 2016

	April 1, 2017	April 2, 2016

Sales, net	$4,449,122	$7,331,945
Cost of sales	2,696,469	3,880,526

Gross profit	1,752,653	3,451,419

Operating expenses:
Sales and marketing	596,162	544,722
Research and development	664,190	464,072
General and administrative	2,383,146	1,988,559
Operating expenses	3,643,498	2,997,353

Operating income (loss)	(1,890,845)	454,066

Nonoperating income (expense):
Interest income	2	794
Interest expense	(37,912)	(188,495)
Nonoperating expenses	(37,910)	(187,701)

Income (loss) before income taxes	(1,928,755)	266,365
Provision for income taxes	-	(10,740)

Net income (loss)	$(1,928,755)	$255,625

Basic earnings (loss) per common share	$(0.05)	$0.01

Diluted earnings (loss) per common share	$(0.05)	$0.01

Basic weighted average common shares outstanding	38,030,688	36,414,041

Diluted weighted average common shares outstanding	38,030,688	37,472,579

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on May 11, 2017.

Condensed Consolidated Statements of Operations (Unaudited)			Effects of Charges associated with Interest, Tax, Depreciation,			Condensed Consolidated Statements of Operations, Adjusted EBITDA
(US GAAP)			Amortization and Share-based Compensation Expense			Excluding Interest, Tax, Depreciation, Amortization and
						Share-based Compensation (Non-GAAP Presentation)
For the Three Month Periods Ended April 1, 2017 and April 2, 2016			For the Three Month Periods Ended April 1, 2017 and April 2, 2016			For the Three Month Periods Ended April 1, 2017 and April 2, 2016

	Q1 2017	Q1 2016		Q1 2017	Q1 2016		Q1 2017	Q1 2016

Sales	$4,449,122	$7,331,945	Sales	$-	$-	Sales	$4,449,122	$7,331,945
Cost of sales	2,696,469	3,880,526	Cost of sales	(95,008)	(73,703)	Cost of sales	2,601,461	3,806,823

Gross profit	1,752,653	3,451,419	Gross profit	95,008	73,703	Gross profit	1,847,661	3,525,122

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	596,162	544,722	Sales and marketing	-	-	Sales and marketing	596,162	544,722
Research and development	664,190	464,072	Research and development	-	-	Research and development	664,190	464,072
General and administrative	2,383,146	1,988,559	General and administrative	(378,127)	(344,149)	General and administrative	2,005,019	1,644,410
Operating expenses	3,643,498	2,997,353	Operating expenses	(378,127)	(344,149)	Operating expenses	3,265,371	2,653,204

Operating income (loss)	(1,890,845)	454,066	Operating income	473,135	417,852	Operating income (loss)	(1,417,710)	871,918

Nonoperating income (expense):			Nonoperating income:			Nonoperating income (expense):
Interest income	2	794	Interest income	(2)	(794)	Interest income	-	-
Interest expense	(37,912)	(188,495)	Interest expense	37,912	188,495	Interest expense	-	-
Nonoperating expense	(37,910)	(187,701)	Nonoperating income	37,910	187,701	Nonoperating expense	-	-

Income (loss) before taxes	(1,928,755)	266,365	Income before taxes	511,045	605,553	Income (loss) before taxes	(1,417,710)	871,918
Provision for taxes	-	(10,740)	Provision for taxes	-	10,740	Provision for taxes	-	-

Net income (loss)	$(1,928,755)	$255,625	Effects of adjusted EBITDA	$511,045	$616,293	Adjusted EBITDA	$(1,417,710)	$871,918

Basic earnings (loss) per common share	$(0.05)	$0.01	Basic effects of adjusted EBITDA per common share	$0.01	$0.02	Basic adjusted EBITDA per common share	$(0.04)	$0.02
Diluted earnings (loss) per common share	$(0.05)	$0.01	Diluted effects of adjusted EBITDA per common share	$0.01	$0.02	Diluted adjusted EBITDA per common share	$(0.04)	$0.02

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic	38,030,688	36,414,041	Basic	38,030,688	36,414,041	Basic	38,030,688	36,414,041
Diluted	38,030,688	37,472,579	Diluted	38,030,688	37,472,579	Diluted	38,030,688	37,472,579